As filed with the Securities and Exchange Commission on February 11, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GMX RESOURCES INC.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma	73-1534474
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

9400 North Broadway, Suite 600

Oklahoma City, OK 73114

(405) 600-0711

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Ken L. Kenworthy, Jr.

President and Chief Executive Officer

GMX Resources Inc.

9400 North Broadway, Suite 600

Oklahoma City, OK 73114

(405) 600-0711

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Michael M. Stewart Crowe & Dunlevy, A Professional Corporation 20 North Broadway, Suite 1800 Oklahoma City, OK 73102 (405) 235-7747	Davis Polk & Wardwell 450 Lexington Avenue New York, NY 10017 (212) 450-4000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest investment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-134911

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Title Of Each Class Of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount Of Registration Fee (2)
Common Stock, par value $0.001 per share (3)	$16,072,000	$632.00

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	The registrant previously registered an aggregate of $200,0000,000 of common stock (and other securities) in its Registration Statement on Form S-3 (File No. 333-134911), for which a filing fee of $21,400 was paid.

(3)	There are being registered hereunder an indeterminate number of shares of common stock that may be sold from time to time. Each share of common stock also includes preferred share purchase rights to purchase shares of our Series A Junior Participating Preferred Stock under our Rights Agreement dated May 17, 2005 between GMX and Computershare Trust Company, N.A, as rights agent.

Incorporation by Reference of Registration Statement on Form S-3, File No. 333-134911

GMX Resources Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (File No. 333-134911) declared effective on July 3, 2006 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

Exhibits

The following documents are filed as exhibits to this Registration Statement.

Exhibit Number	Description

5.1*	Opinion of Crowe & Dunlevy, A Professional Corporation
23.1*	Consent of Smith, Carney & Co., p.c.
23.2*	Consent of Sproule & Associates Inc.
23.3*	Consent of MHA Petroleum Consultants
23.4	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on this 11th day of February, 2008.

GMX RESOURCES INC.

By:	/s/ Ken L. Kenworthy, Jr.
Name: Ken L. Kenworthy, Jr.
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

Signature	Title	Date

/s/ Ken L. Kenworthy, Jr. Ken L. Kenworthy, Jr.	President, Chief Executive Officer and Director (Principal Executive Officer )	February 11, 2008

/s/ James A. Merrill James A. Merrill	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2008

/s/ Ken L. Kenworthy, Sr. Ken L. Kenworthy, Sr.	Director	February 11, 2008

/s/ T. J. Boismier T.J. Boismier	Director	February 11, 2008

/s/ Steven Craig Steven Craig	Director	February 11, 2008

/s/ John W. McHugh Jon W. McHugh	Director	February 11, 2008

EXHIBITS

Exhibit Number	Description

5.1*	Opinion of Crowe & Dunlevy, A Professional Corporation
23.1*	Consent of Smith, Carney & Co., p.c.
23.2*	Consent of Sproule & Associates Inc.
23.3*	Consent of MHA Petroleum Consultants
23.4	Consent of Crowe & Dunlevy, A Professional Corporation (included in Exhibit 5.1)

*	Filed herewith